EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Mark P. Frissora, Elyse Douglas and J. Jeffrey Zimmerman as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of Hertz Global Holdings, Inc. (the “Company”), the Registration Statement of the Company on Form S-8 (the “Registration Statement”) for the registration of an additional 15,000,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), in connection with the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, as amended and restated, and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, (the “Securities Act”) and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Securities Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

Chief Executive Officer and
/s/ Mark P. Frissora	Chairman of the Board of Directors	August 13, 2010
Mark P. Frissora

Executive Vice President, Chief
/s/ Elyse Douglas	Financial Officer and Treasurer	August 13, 2010
Elyse Douglas

Senior Vice President, Finance and
/s/ Jatindar Kapur	Corporate Controller	August 13, 2010
Jatindar Kapur

/s/ George W. Tamke	Lead Director	August 13, 2010
George W. Tamke

/s/ Nathan K. Sleeper	Director	August 13, 2010
Nathan K. Sleeper

/s/ David H. Wasserman	Director	August 13, 2010
David H. Wasserman

/s/ Brian A. Bernasek	Director	August 13, 2010
Brian A. Bernasek

/s/ Gregory S. Ledford	Director	August 13, 2010
Gregory S. Ledford

/s/ Angel L. Morales	Director	August 13, 2010
Angel L. Morales

/s/ Robert F. End	Director	August 13, 2010
Robert F. End

/s/ Barry H. Beracha	Director	August 13, 2010
Barry H. Beracha

/s/ Carl T. Berquist	Director	August 13, 2010
Carl T. Berquist

/s/ Michael J. Durham	Director	August 13, 2010
Michael J. Durham

/s/ Henry C. Wolf	Director	August 13, 2010
Henry C. Wolf